Exhibit 10.4.3
CERAMIC PROTECTION CORPORATION
STOCK OPTION AGREEMENT (U.S. Residents)
THIS AGREEMENT made as of [Effective date].
BETWEEN:
CERAMIC PROTECTION CORPORATION, a company amalgamated under the laws of the Province of Alberta (the “Corporation”)
- and -
[Optionee], an individual resident in the State of [State of residence of Optionee] (the “Optionee”)
WITNESSES THAT:
WHEREAS the Corporation has adopted a Stock Option Plan to which Participants (as defined therein) may be granted options to purchase Common Shares (“Shares”) in the capital of the Corporation;
AND WHEREAS the Optionee is a director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation and the Corporation has agreed to provide incentive to the Optionee by the granting of an option to purchase Shares;
IN CONSIDERATION OF the mutual covenants and agreements contained herein, the Corporation and the Optionee agree as follows:
1. Granting of Option
Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Optionee the irrevocable option to purchase up to [Number of options] Shares (the “Option”), exercisable at the price of CDN $[Exercise price] per Share (the “Exercise Price”), at any time and from time to time until 4:00 p.m. (Calgary time) on [Expiration date (five years after Effective date)] (the “Expiry Time”), at which time the Option shall expire and all rights to purchase Shares hereunder shall cease and become null and void.
2. Vesting and Term of Option
(a) Vesting — The Option shall not be exercisable at all until [Initial vesting date (one year after Effective date)]. On each of [Initial vesting date], [Initial vesting date plus one year] and [Initial vesting date plus two years], the Options shall become exercisable with respect to the one-third (1/3) of the total number of Shares subject to the Option (rounded down on the first two tranches) and all or any part of the Shares as to which the Option shall have become exercisable may be purchased at any time, or from time to time, thereafter, until the Expiry Time or termination of the Option.

(b) Takeover Bids — Notwithstanding the foregoing, upon the making of an Offer (as hereinafter defined), the Option shall become immediately exercisable in respect of any and all Shares covered thereby in respect of which the Optionee has not exercised the right to acquire Shares under the Option. For the purposes of this paragraph, “Offer” means an offer made generally to the holders of the Corporation’s voting securities in one or more jurisdictions to purchase directly or indirectly voting securities of the Corporation where the voting securities which are the subject of the offer to purchase together with the offeror’s then presently owned securities will in the aggregate exceed 20% of the outstanding voting securities of the Corporation, and where two or more persons or companies make offers jointly or in concert or intending to exercise jointly or in concert any voting rights attaching to the securities to be acquired, then the securities owned by each of them shall be included in the calculation of the percentage of the outstanding voting securities of the Corporation owned by each of them.
(c) Ceasing to be Director, Officer, Employee of Consultant — Notwithstanding anything to the contrary herein, if the Optionee ceases to be a director, officer, employee of consultant of the Corporation or any subsidiary of the Corporation for any reason (other than death), the Optionee may, but only within 90 days after the Optionee’s ceasing to be a director, officer, employee or consultant, and prior to the Expiry Time, exercise the Option, but only to the extent that the Optionee was entitled to exercise it at the date of such cessation. For greater certainty, any Optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee of the Corporation for the purposes of this Agreement. The Option shall not be affected by any change of employment so long as the Optionee continues to be employed by the Corporation or any of its subsidiaries or continues to be a director or officer of one of the foregoing.
3. Manner of Exercise and Payment
The Option shall be exercised by delivery of a notice in writing, substantially in the form attached hereto, given by the Optionee to the President or Chief Financial Officer of the Corporation at the head office of the Corporation. The notice shall specify the number of Shares in respect of which the Option is being exercised and shall be delivered with cash, certified cheque or bank draft payable to the Corporation in an amount equal to the Exercise Price multiplied by the number of Shares in respect of which the Option is being exercised. Such notice shall constitute the Optionee’s acknowledgement of and undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation may from time to time be listed and of any applicable regulatory authority or authorities.
4. Delivery of Option Shares
As soon as practicable after each exercise of the Option, the Corporation shall cause to be delivered to the Optionee, or his legal personal representative, or as the Optionee or his legal personal representative may otherwise direct in the notice, a certificate or certificates in the name of the Optionee or his legal personal representative, or as the Optionee or his legal personal representative may otherwise direct, representing the number of Shares in respect of which the Option has been exercised, provided that the Corporation’s obligation to issue or deliver Shares under the Option is subject to such compliance by the Corporation and the Optionee as the Corporation deems necessary or advisable under all laws, rules and regulations applying to the authorization, issuance, listing or sale of securities, and such obligation is also subject to the acceptance for listing of the Shares which may be issued in exercise thereof by each stock exchange upon which the Shares are listed for trading.

5. Death of Optionee
If the Optionee should die prior to the expiry of the Option, the Optionee’s legal personal representative shall have the right to exercise the Option and to purchase up to that number of Shares which the Optionee would have been entitled to purchase at the date of the Optionee’s death, provided that the legal personal representative may only exercise such Option at any time up to and including the earlier of (i) a date six months following the date of the death of the Optionee or (ii) the Expiry Time.
6. Assignment of Option
The Option shall not be assignable either in whole or in part, and upon any purported assignment being made, the Option shall terminate and become null and void; provided that nothing herein contained shall restrict the right of the Optionee to dispose of by will or other testamentary disposition any Shares owned by the Optionee.
7. Securities Regulation
The Optionee agrees to comply with all regulatory requirements applicable to the assignment of the Option or the resale of Shares acquired upon the exercise of the Option.
8. Adjustments
(a) Reorganization, Merger, Dissolution and Sale — If the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Option shall be adjusted so as to apply to the securities to which the holder of the number of Shares of the Corporation subject to the Option would have been entitled by reason of such reorganization, merger, dissolution or sale, provided, however, that the Corporation may satisfy any obligations to the Optionee hereunder by paying to the Optionee in cash the difference between the Exercise Price of all unexercised Options granted hereunder and the fair market value of the securities to which the Optionee would be entitled upon exercise of all unexercised Options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this paragraph or any determinations as to the fair market value of any securities shall be made by the Board of Directors of the Corporation, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, and any reasonable determination made by the Board of Directors or committee thereof shall be binding and conclusive.
(b) Subdivisions — In the event of any subdivision or subdivisions of the Shares of the Corporation as they were constituted at the time any Options granted hereunder were granted into a greater number of Shares, the Corporation will thereafter deliver at the time of exercise thereof, in addition to the number of Shares in respect of which the Option is then being exercised, such additional number of Shares that results from such subdivision or subdivisions, without the Optionee being obligated to make any additional payment or giving any other consideration therefor.
(c) Consolidations — In the event of any consolidation or consolidations of the Shares of the Corporation as they were constituted at the time any Options granted hereunder were granted into a lesser number of Shares, the Optionee shall accept at the time of the exercise thereof, in lieu of the number of Shares in respect of which the Option is then being exercised, the lesser number of Shares that results from such consolidation or consolidations.
(d) Changes of Shares — In the event of any change of the Shares of the Corporation as they were constituted at the time any Options granted hereunder were granted, the Corporation shall thereafter deliver at the time of the exercise thereof the number of shares of the appropriate class resulting from the said change as the Optionee exercising the Option would have been entitled to receive in respect of the number of shares so purchased had the Option been exercised before such change.
(e) Stock Dividends — If the Corporation at any time while any Options granted hereunder are outstanding shall pay any stock dividend or stock dividends upon the Shares of the Corporation in respect of which any Options were granted hereunder, the Corporation will thereafter deliver at the time of exercise thereof, in addition to the number of Shares in respect of which the Option is then being exercised, the additional number of shares of the appropriate class as would have been payable on the Shares so purchased if they had been outstanding on the record date for the payment of the said stock dividend or dividends.
(f) No Fractional Shares — The Corporation shall not be obligated to issue fractional Shares in satisfaction of its obligations hereunder.
(g) No Pre-Emptive Rights — If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Option in consequence thereof and the Option of the Optionee shall remain unaffected.
9. Rights of Optionee
(a) As Shareholder — The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Shares until they have been purchased pursuant to the exercise of the Option.
(b) Continued Employment — Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Corporation or its subsidiaries, and nothing herein contained shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of the Optionee at any time.
10. Time
Time shall be of the essence of this Agreement.
11. Successors and Assigns
Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the respective heirs, executors, administrators, successors and permitted assigns of the Optionee and of the Corporation.

12. Stock Option Plan
The Optionee hereby acknowledges receipt from the Corporation of a copy of the Stock Option Plan referred to on page 1 hereof. The Optionee acknowledges that upon any conflict between the terms of the Stock Option Plan and this Agreement, the terms of the Stock Option Plan shall prevail.
13. U.S. Residents
The Optionee hereby acknowledges by acceptance of this Agreement that if it is a resident of the United States that:
(i) prior to the issuance of Shares upon exercise of this Agreement, the Corporation must be satisfied in its sole discretion that there are available federal and state exemptions to permit such exercise including without the requirement of registration in the United States of the Shares, and if such exemptions are not available, then this Agreement shall be null and void and any exercise price that has been remitted by the Optionee to the Corporation shall be returned to the Optionee without interest or deduction thereon; and
(ii) Shares issued upon the exercise of this Agreement are “restricted securities” as defined in Rule 144 of the United States Securities Act of 1933, and therefore certificates evidencing such Shares shall contain such legends as the Corporation in its sole discretion deems applicable and appropriate to ensure sales of such Shares are only made in accordance with all of the provisions of Rule 144.
IN WITNESS WHEREOF the Corporation and the Optionee have executed and delivered this Agreement as of the date written at the top of the first page hereof.

CERAMIC PROTECTION CORPORATION

Per:

Witness	[Optionee]

NOTICE OF EXERCISE OF OPTION
The undersigned Optionee (or his legal representative(s) permitted under the Plan) hereby irrevocably elects to exercise this Option for the number and class of Shares (or other property or securities subject thereto) as set forth below:

(a)	Number of Shares to be Purchased:

(b)	Class of Shares:

(c)	Exercise Price per Share:

(d)	Aggregate Purchase Price(s) [(a) times (c)]:

and hereby tenders cash, a certified cheque or bank draft for such aggregate purchase price, directing such Shares to be registered and a certificate therefor to be issued as directed below.
Dated this                     day of                                          , 20           .

SIGNED IN THE PRESENCE OF:	)
)
)
	)	(Name of Optionee)
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)
(Signature of Witness))
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	) )	(Signature of Optionee)
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Direction as to Registration:

(Name of Registered Holder)

(Address of Registered Holder)